Exhibit 8.1

November 12, 2014

Iron Mountain Incorporated

One Federal Street

Boston, MA 02110

Iron Mountain REIT, Inc.

One Federal Street

Boston, MA 02110

Ladies and Gentlemen:

The following opinions are furnished to Iron Mountain Incorporated, a Delaware corporation (the “Company”), and Iron Mountain REIT, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“IMRI”), and this letter is to be filed as Exhibit 8.1 to IMRI’s Registration Statement on Form S-4 (File No. 333-197819), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement, including the prospectus forming a part of the Registration Statement (the “Prospectus”), relates to certain of IMRI’s and the Company’s contemplated transactions in connection with the Company’s proposed conversion to a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), including the proposed merger (the “Merger”) of the Company with and into IMRI, pursuant to the Agreement and Plan of Merger by and between the Company and IMRI dated as of November 12, 2014, included as Annex A to the Prospectus (the “Merger Agreement”).

We have acted as counsel for the Company in connection with the preparation of the Registration Statement and in connection with the Merger.  We have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company, of IMRI, and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinions hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have

Iron Mountain Incorporated

Iron Mountain REIT, Inc.

November 12, 2014

reviewed: (i) IMRI’s Certificate of Incorporation; (ii) IMRI’s Bylaws; (iii) the Company’s Amended and Restated Certificate of Incorporation; (iv) the Company’s Amended and Restated Bylaws; (v) the Company’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2014, June 30, 2014, and September 30, 2014 (the “Forms 10-Q”); (vi) the REIT Status Protection Rights Agreement dated December 9, 2013 (inclusive of the limited waiver granted thereunder on February 28, 2014); (vii) the Merger Agreement; and (viii) the Registration Statement. For purposes of the opinions set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted and filed, as applicable, without material modification.

The opinions set forth below are based upon the Code, the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”).  No assurance can be given that Tax Laws will not change.  In preparing the discussions with respect to Tax Laws matters in the section of the Prospectus captioned “Material Federal Income Tax Considerations” we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinions are based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Registration Statement, in the Forms 10-Q, in the documents incorporated therein by reference and in the exhibits thereto; and (ii) representations made to us by officers of the Company or IMRI or contained in the Registration Statement, in the Forms 10-Q, in the documents incorporated therein by reference and in the exhibits thereto, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.  We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement, the exhibits thereto or any documents incorporated therein by reference, or the Merger Agreement have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinions as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (A) we are of the opinion that the discussions with respect to Tax Laws matters in the section of the Prospectus captioned “Material Federal Income Tax Considerations” in all material respects are, subject to the limitations set forth therein, the material Tax Laws consequences relevant to owners of the securities of the Company and IMRI discussed therein (the “Securities”); (B) we hereby confirm that the opinions of counsel referred to in said section represent our opinions on the subject matter thereof; (C) we are of the opinion that the Merger will qualify as a “reorganization” within the meaning of section 368(a)(1)(F) of the Code; and (D) we are of the opinion that each of the Company and IMRI will be a “party to a reorganization” within the meaning of section 368(b) of the Code.

Iron Mountain Incorporated

Iron Mountain REIT, Inc.

November 12, 2014

Our opinions above are limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws.

This opinion is rendered to you in connection with the filing of the Registration Statement.  This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and owners of the Securities currently entitled to rely on it pursuant to applicable provisions of federal securities law.  Purchasers and owners of the Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, owning and disposing of the Securities, which may vary for investors in different tax situations.  We hereby consent to the filing of a copy of this letter as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP